                  SECOND AMENDED AND RESTATED
            ASSUMPTION, EXTENSION AND LOAN AGREEMENT

     This Agreement (as from time to time amended and in effect, the Agreement ) is made as of April 1, 1998 by and among Fleet National Bank, a national banking association, with a place of business at 75 State Street, Boston Massachusetts (the Lender ), Mark Centers Limited Partnership, a Delaware limited partnership, with a place of business at 600 Third Avenue, Kingston, Pennsylvania 18704 (the Borrower ), and Mark Centers Trust, a Maryland real estate investment trust, with a place of business at 600 Third Avenue, Kingston, Pennsylvania 18704 (the REIT ).

     1. Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 12. hereof.

     2. Recitals; Reference to Agreements, Instruments, Etc. Marvin L. Slomowitz obtained certain loans from Bank of New England, N.A. ( BNE ) which are now held by the Lender as assignee of Fleet Bank of Massachusetts, N.A. ( Fleet-Mass ), which was the assignee of the Federal Deposit Insurance Corporation (in its corporate and any receivership or other capacity, the FDIC ) as receiver of New Bank of New England, N.A. ( NBNE ), as assignee of the FDIC as receiver of BNE. Such loans are evidenced, secured and otherwise affected by the Existing Loan Documents as amended and in effect on the date hereof and are referred to herein collectively as the Existing Loan .

     2.1. Existing Loan Documents. The Borrower, the REIT, and the Lender and its predecessors in interest have entered into the following instruments and agreements, each as amended from time to time, and each of which shall be included within the definition of the term Existing Loan Documents :

     2.1.1. First Amended and Restated Assumption, Extension and Loan Agreement. The First Amended and Restated Assumption, Extension and Loan Agreement dated as of May 30, 1995, as amended by Amendment Number One to First Amended and Restated Assumption Extension and Loan Agreement dated as of December 6, 1995, by Amendment Number Two to First Amendment and Restated Assumption, Extension and Loan Agreement dated October 21, 1996, by letter agreement dated February 27, 1997 from the Lender to the Borrower, and Amendment Number Three to First Amendment and Restated Extension and Loan Agreement dated May 16, 1997 shall be referred to herein as the Existing Agreement :

     2.1.2.    Consolidated Note and Standby Letters of Credit.
The following Application and Agreement for Standby Letter of
Credit, and Standby Letter of Credit shall collectively be referred to herein as SBLC :

          (a)  Application and Agreement for Standby Letter of
Credit No. RS1034937 dated March 27, 1995 from the Borrower to the Lender; and

          (b)  Standby Letter of Credit No. RS1034937 dated
March 30, 1995 from the Lender to John Hancock Mutual Life
Insurance Company ( Hancock ) in the amount of $1,740,000
( Letter of Credit ).

     2.1.3. Existing Letter of Credit Drawing Agreements. The following letter of credit drawing agreements shall be referred to herein as the Existing L/C Drawing Agreement :

          (a) Letter of Credit Drawing Agreement (Ledgewood) dated March 29, 1995 between the Borrower and Hancock, as assigned by the Borrower to the Lender pursuant to that certain
Assignment of Rights dated as of March 30, 1995.

     2.2 Existing Loan Indebtedness. The Borrower and Lender hereby acknowledge and agree that as of the date hereof, the aggregate principal amount of the SBLC issued by the Lender on behalf of the Borrower (the Present Committed Principal ) is $1,740,000 pursuant to SBLC No. RS1034937.

     2.3. Amendment and Restatement. The Borrower has requested that the Lender enter into this Agreement in order to extend the Existing Agreement and the outstanding SBLC. Subject to all of the terms and conditions hereof, the Lender is willing to enter into this Agreement and the other instruments and agreements contemplated hereby.

     3. Maximum Loan Amount. In consideration of all of the terms and conditions hereof, and the instruments and agreements contemplated hereby, the Lender agrees to amend and restate the Existing Agreement and extend the SBLC. The maximum amount outstanding under the SBLC, at any time (the Outstanding Principal ), shall not exceed $1,740,000 (the Maximum Loan Amount ). The Indebtedness due under the SBLC is referred to herein collectively as (the Loan ).

          The amount available under the SBLC shall be the Committed Principal . The date of the Amendment Closing is referred to herein as the  Amendment Closing Date .

     4. Evidence of Indebtedness. The obligation of the Borrower to repay the Loan shall be evidenced by the SBLC and the Agreement. The Loan shall be payable and bear interest based on the Prime Rate plus the Applicable Spread and shall be payable on demand but in any event no later than June 15, 1998 (the
 Maturity Date ).

          The SBLC shall be extended to a date not later than June 15, 1998 subject to the terms of this Agreement.

     4.1. Disbursements and Certain Payments. All payments of principal and interest and any other payments due pursuant hereto shall be made in lawful money of the United States of America to the Lender at 75 Federal Street, Boston, Massachusetts 02109, or at such other place or places as the Lender may specify by notice to the Borrower, not later than 1:00 p.m., Boston time, on the day such payment is due or made. On the first day of each month, the Lender shall debit one or more of the regular deposit accounts of the Borrower with the Lender in an aggregate amount equal to the amount of interest, if any, payable on such date as set forth herein. In the event that the aggregate amount of all funds in such accounts of the Borrower is insufficient to pay the amount of such interest, the Borrower will, without notice, forthwith pay to the Lender in immediately available funds the amount of the deficiency.

     4.2. Charges Against Account. Without limiting in any way any of the Lender s rights under the SBLC, the Borrower hereby acknowledges that the Lender is authorized, and the Borrower hereby authorizes the Lender, without notice to the Borrower, to charge under the SBLC any accounts of the Borrower with the Lender, including the Cash Collateral Account, (hereinafter defined) to fund, or reimburse, drafts under the SBLC.

     4.3 Additional Collateral - Cash Collateral. With the execution of said Amendment Number Three To First Amended and Restated Assumption, Extension, and Loan Agreement, the Borrower deposited with the Lender to be held in escrow pursuant to the terms of said Agreement, a cash deposit in the initial amount of $1,740,000 (defined in said Agreement as the Wal-Mart Escrow Fund ) to be held in a separate account (defined in said Agreement as the Wal-Mart Escrow Account ). From and after the date of this amendment the Wal-Mart Escrow Fund shall be used only as cash collateral for the payment or reimbursement of drafts under the SBLC and the Wal-Mart Escrow Fund shall become and be known as the Cash Collateral Fund and Wal-Mart Escrow Account shall become and be known as the Cash Collateral
Account . The Cash Collateral Account is currently Premium Master Fund Account No. 94019-40264 located at the Lender s place of business in Boston, Massachusetts.

     4.4 Grant of Security Interest. The Borrower hereby confirms its pledge, assignment and grant to Lender in the Existing Agreement, and hereby pledges, assigns and grants to Lender, as security for the prompt observance and performance by Borrower of all other terms, conditions and provisions of the Agreement and the Loan Documents on the Borrower s part to be observed and performed, all of Borrower s right, title, and interest in and to the Cash Collateral Fund and the Cash Collateral Account (collectively, the Collateral ), and Borrower confirms and agrees that Lender shall have, and hereby grants to the Lender, a security interest (as defined in the Uniform Commercial Code) in, and a banker s lien and first lien on and right of set-off against, the Collateral, together with all of Borrower s rights to receive principal thereof, all interest thereon, and all of Borrower s other rights as holder and owner of the Collateral, and any and all of Borrower s rights, title and interests in and to any certificate, instrument, deposit account or other evidence of any of the foregoing, and together with any and all renewals, extensions, roll-overs or replacements thereof, and the proceeds of any of the foregoing. In addition, the Borrower hereby confirms that it shall not further pledge, assign or grant any security interest in the Collateral or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

          Upon an Event of Default, in addition to the rights and remedies in this Agreement, at Lender s option, Lender shall be entitled to exercise all rights and remedies available to it under the Uniform Commercial Code of the Commonwealth of Massachusetts.

          The Borrower (a) shall execute any instruments or take any steps required by Lender in order that notice of the security interest confirmed or granted and assigned by Borrower to Lender under this Agreement shall be given to all appropriate parties and/or as may be required to enable Lender to enforce its rights under this Agreement, (b) shall execute, at the request of Lender, all UCC-1 Financing Statements and other instruments and documents required by Lender to perfect the security interest intended to be created under this Agreement.

          In addition to any other rights and remedies of a secured party under the Massachusetts Uniform Commercial Code which may be exercised by Lender, the Lender shall have the immediate and unrestricted right to liquidate, set-off and apply the full amount of the Collateral, including accrued interest thereon, to payment or reimbursement of drafts under the SBLC, without first being required to enforce any other rights of Lender against the Borrower.

     5.   INTENTIONALLY OMITTED.

     6. Conditions. The Amendment Closing and the Lender's obligation hereunder shall be subject to the Borrower's compliance with all of their respective agreements herein contained and to the satisfaction, at or before the Amendment Closing of the following further conditions:

     6.1. Loan Documents. The following Loan Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect:

     (a) Such financing statements and/or amendments thereto as the Lender shall from time to time request in order to perfect the security interests granted by the Security Documents.

     (b) Such other documents a the Lender shall requests to accomplish the transactions contemplated by this Agreement.

     6.2. Representations and Warranties. The representations and warranties of the Borrower and the REIT contained in each of the Loan Documents, including without limitation in Section 7. of this Agreement, shall be true and correct as though made on and as of the Amendment Closing Date and shall continue true and correct until the Maturity Date.

     6.3. No Default. On the Amendment Closing Date and until the Maturity Date, no Default shall have occurred, or shall exist.

     6.4. Legal Opinions.  On the Amendment Closing Date as the
Lender shall request, the Borrower shall have delivered to the Lender an opinion or opinions in form satisfactory to the Lender of counsel approved by the Lender:

     (a) as to the Borrower and the REIT, the validity and enforceability of the Loan Documents and the transactions contemplated thereby, certain diligence issues and such other matters as the Lender shall request.

     6.5. No Change. Since the date of any financial statements of the Borrower or the REIT furnished to the Lender in accordance with the Existing Agreement, no Material Adverse Change shall have occurred.

     6.6. Legality, Etc. This Agreement and the Transactions contemplated hereby shall not be prohibited by any law or governmental order or regulation applicable to the Borrower, and all necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person to or of any of the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

     6.7. General. All instruments and legal, corporate, trust and partnership proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lender and the Lender shall have received copies of all documents, including records of corporate, trust and partnership proceedings and opinions of counsel, which the Lender may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate, trust, partnership or governmental authorities.

     7. Representations and Warranties. Each of the Borrower and the REIT hereby represents and warrants to the Lender as follows:

     7.1. Organization, Standing and Qualification.

     7.1.1. Borrower. The Borrower is a duly organized and validly existing limited partnership in good standing under the laws of the State of Delaware with powers and authority for the making and performing this Agreement and any other existing Loan Document, for paying and performing the Secured Obligations, and for owning its properties and for the carrying on of the business now conducted or presently proposed to be conducted by the Borrower. Certified copies of all written rules, regulations, procedures and bylaws, and all other documents which relate to the governance or internal regulation of the Borrower, including the Borrower's Partnership Agreement, and all amendments thereto, or which are interpretative of the foregoing, have previously been delivered to the Lender and are true, accurate, complete and correct as of the date hereof. The Borrower's Partnership Agreement or certificate of limited partnership has been filed or recorded in all places where required by law to be filed or recorded, all required notices of such filing or recording have been published, and all necessary filings with respect to the Borrower have been made under all fictitious name or similar statutes.

     7.1.2. REIT. The REIT is the sole general partner of the Borrower. The REIT is a duly organized and validly existing real estate investment trust in good standing under the laws of the State of Maryland, with powers and authority for acting as general partner of the Borrower and the making and performing the Loan Document to which it is a party. Certified copies of the Declaration of Trust and all written rules, regulations, procedures and bylaws, and all other documents which relate to the governance or internal regulation of the REIT, or which are interpretative thereof, and all amendments to any of the foregoing, have previously been delivered to the Lender and are true, accurate, complete and correct as of the date hereof. The REIT's Declaration of Trust has been filed or recorded in places where required by law to be filed or recorded, all required notices of such filing or recording have been published, and all necessary filings with respect to the REIT have been made under
all fictitious name or similar statutes.    The beneficial
interest of the REIT in the Borrower is subject to no Liens or restrictions on transfer (other than restrictions on transfer contained in this Agreement or any other Loan Documents).

     7.1.3. Qualification, Etc. Each member of the REIT Group is duly and legally qualified or registered to do business as a foreign corporation, partnership or other organization and is in good standing in each state or jurisdiction where such qualification or registration is required, and is duly authorized, qualified, registered and licensed under all laws, regulations, ordinances or orders of public authorities or otherwise to carry on its business in the places and in the manner presently conducted.

     7.2. Execution, Delivery and Effect of Documents. This Agreement and each of the Loan Documents has been duly executed and delivered by or on behalf of the Borrower and the REIT pursuant to authority legally adequate therefor, and this Agreement and each of the Loan Documents is in full force and effect, is a legal, valid and binding obligation of the parties thereto other than the Lender and is enforceable in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws and equitable principles affecting the enforcement of creditors' rights generally.

     7.3. Changes in Condition.  There has been no Material
Adverse Change since the date of the Existing Agreement with respect to, (i) the Borrower, (ii) the REIT, or (iii) the REIT and its Subsidiaries (on a consolidated basis).

     7.4. Litigation. There is no litigation, at law or in equity, or any proceeding before any federal, state or municipal board or other governmental or administrative agency, or arbitrator or other tribunal pending or to the knowledge of the Borrower threatened against , the Borrower or any member of the REIT Group which, in the aggregate, may involve any material risk of any material judgment or liability unless such judgment would be fully covered by insurance or, if not so covered by insurance, would not otherwise result in any Material Adverse Change or which seeks to enjoin the consummation of, or which questions the validity of, any of the transactions contemplated by this Agreement or any other Loan Document, and no judgment, decree or order of any court, board or other governmental or administrative agency or arbitrator or other tribunal has been issued against or binds the Borrower or any member of the REIT Group which has, or will have, any Material Adverse Effect.

     7.5. Tax Returns. Each of the members of the REIT Group has filed all tax returns which are required to be filed and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received except such taxes, if any, as are being contested in good faith and as to which adequate reserves, under GAAP, have been provided. No tax Liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of each such Person in respect of any taxes or other governmental charges are adequate.

     7.6. No Legal Obstacle to Agreement. Neither the execution and delivery of this Agreement or of any other Loan Document, nor the making by the Borrower of any borrowings hereunder, nor the consummation of any transaction herein or therein referred to or contemplated hereby or thereby nor the fulfillment of the terms hereof or thereof or of any agreement or instrument referred to in this Agreement, has constituted or resulted in or will constitute or result in a breach of the provisions of any instrument or agreement to which any member of the REIT Group is a party or by which any of such Persons is subject or bound, or the Borrower's Partnership Agreement, any certificate of limited partnership, the REIT's Declaration of Trust, the charter or by-laws of any such Person or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to any such Person, or result in the creation under any agreement or instrument of any Lien upon any of the assets of any of such Persons. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Agreement or any of the Loan Documents.

     7.7. Defaults. No member of the REIT Group is in breach or default under any provision of any applicable trust instrument, partnership agreement, certificate of limited partnership, charter or by-laws. No member of the REIT Group is in breach of or default under any provision of any agreement, lease or other instrument to which it is a party or by which it is bound or of any law, governmental order, rule or regulation, so as to have a Material Adverse Effect.

     7.8. Compliance With Laws. Each member of the REIT Group has complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties (except that compliance with Environmental Laws shall be as set forth in Section 11. hereof) to the extent that the failure to so comply would cause a Material Adverse Change.

     7.9. REIT Status. The REIT is a qualified real estate investment trust pursuant to Section 856 of the Internal Revenue Code and the REIT has complied with all applicable provisions of the Internal Revenue Code and the regulations promulgated pursuant thereto necessary to maintain its status as such a qualified real estate investment trust.

     7.10. No Broker's Fee. Neither the execution and delivery of any Loan Document nor the execution of this Agreement will subject the Lender to any claim for a brokerage or finder's fee or commission, or to any similar charge.

     7.11. Incorporation by Reference. The representations and warranties of the Borrower and the REIT contained in each of the Loan Documents are true and correct, and such representations and warranties are hereby incorporated in this Agreement as though fully set forth herein.

     7.12. Disclosure. Neither this Agreement nor any Loan Document or other agreement, document, certificate or statement furnished to the Lender by or on behalf of the Borrower or the REIT in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     8. Affirmative Covenants. Until the Secured Debt shall have been paid in full or the Letter of Credit has expired unutilized and so long as the Lender shall be bound by this Agreement, and without limiting the generality of any provisions of any other Loan Documents, each of the Borrower and the REIT hereby covenants and agrees with the Lender as follows:

     8.1. Conduct of Business, Etc.

     8.1.1. Business. Each member of the REIT Group will engage only in the businesses permitted by such Person's charter, by-laws, partnership, trust or other applicable governing instrument as in effect on the date hereof.

     8.1.2. Maintenance of Properties, Etc. Each member of the REIT Group (i) will comply with all the terms and provisions contained in its organizational documents, and (ii) will do all things necessary to preserve, renew and keep in full force and effect and in good standing its partnership, corporate, trust or other existence and material qualifications and rights necessary or desirable in the ordinary conduct of its business.

     8.1.3. Statutory Compliance. Each member of the REIT Group will comply with (i) all valid and applicable statutes, rules and regulations of the United States, of the States thereof and their counties, municipalities and other subdivisions and of any other jurisdiction applicable to it (except that compliance with Environmental Laws shall be as set forth in Section 11. hereof) and (ii) any judgment, order, court injunction, decree or demand of any court or any governmental authority by which it is bound or affected.

     8.4. Bank Account. The Borrower will establish and maintain with the Lender an account or accounts in order to effectuate the payment mechanisms established pursuant to Section 4.2. hereof.

     8.5. REIT Status. The REIT shall comply with all applicable provisions of the Internal Revenue Code and the regulations promulgated pursuant thereto necessary to maintain its status as a qualified real estate investment trust pursuant to Section 856 of the Internal Revenue Code.

     8.6. Fiscal Year. Each of the Borrower and the REIT will maintain a fiscal year ending on December 31 of each year.

     8.7. Estoppel Certificates. If and to the extent from time to time requested by the Lender, the Borrower and the REIT shall furnish to the Lender written statements, signed and, if so requested, acknowledged, setting forth the amount of the Secured Obligations which the Borrower and the REIT acknowledge to be due to the Lender, specifying any claims of offset or defense which the Borrower or the REIT asserts against the Secured Obligations or the REIT's guaranty thereof, and such other matters as the Lender shall request.

     8.8. Financial Statements. The Borrower and each other member of the REIT Group will maintain systems of accounting in which complete entries will be made of all dealings and transactions of a financial nature in relation to their business and affairs in accordance with GAAP.

     8.8.1.    Annual Statements.

          (i) There shall be furnished to the Lender as soon as available and in any event within 90 days after the end of each fiscal year of the REIT and its Subsidiaries, the consolidated and consolidating financial statements, including the balance sheet as at the end of such fiscal year and the statements of earnings and shareholder's equity and cash flows, of the REIT and its Subsidiaries. The consolidated financial statements described above shall be accompanied by reports or certificates of Ernst & Young or other independent certified public accountants satisfactory to the Lender, to the effect that such financial statements have been prepared in accordance with GAAP consistently applied and fairly present the financial condition of the Persons covered thereby at the dates thereof and the results of their operations for the periods covered thereby. The financial statements required by this Section 8.9.1.(i) shall also be accompanied by a certificate signed by the chief executive officer of the REIT that such signing officer has caused the provisions of this Agreement to be reviewed and has no knowledge of any Default, or if he has such knowledge, specifying such Default and the nature thereof, and what action the Borrower has taken, is taking or proposes to take with respect thereto.

     8.8.2.    Quarterly Statements.

          (i) There shall be furnished to the Lender as soon as available and in any event within 45 days after the end of each of the fiscal quarters of the REIT and its Subsidiaries, the consolidated and consolidating financial statements, including the balance sheet as at the end of each such period and statements of earnings and shareholders' equity and cash flows for each such period of the REIT and its Subsidiaries. The financial statements referred to above shall be accompanied by
(1) a certificate signed by the chief financial officer of the REIT to the effect that such financial statements have been properly prepared in accordance with GAAP consistently applied and fairly present the financial condition of the Persons covered thereby at the dates thereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments, and (2) a certificate signed by the chief executive officer of the REIT that such signing officer has caused the provisions of this Agreement to be reviewed and has no knowledge of any Default, or if he has such knowledge, specifying such Default and the nature thereof, and what action the Borrower has taken, is taking or proposes to take with respect thereto.


     8.9. Other Information.

 8.91. Material Litigation, Etc. The Borrower and the REIT will promptly give the Lender written notice of any litigation, arbitration or administrative proceeding to which the REIT, the Borrower or any of their Subsidiaries may hereafter become a party and which may result in any Material Adverse Change.

 8.9.2. Defaults. Promptly upon acquiring knowledge thereof, the Borrower and the REIT will notify the Lender in writing of the existence of any Default and of any other development, financial or otherwise, which might have a Material Adverse Effect or the ability of the Borrower to repay the Secured Obligations, specifying the nature thereof and what action the Borrower and the REIT have taken, are taking or propose to take with respect thereto.

 8.9.3. Reports to Stockholders, Etc. Promptly after the sending, making available or filing of the same, the REIT shall furnish to the Lender copies of all reports and financial statements which the REIT shall send or make available to its stockholders, and all registration statements and all reports on Forms 8-K, 10-Q or 10-K or any similar form hereafter in use which the REIT shall file with the Securities and Exchange Commission.

 8.9.4. Other Information. From time to time upon request of any authorized representative of the Lender, the Borrower and the REIT will furnish or cause to be furnished to the Lender such other information regarding the business, affairs and condition, financial or otherwise, of any member of the REIT Group or any Investment Affiliate as such representative may reasonably request.

 8.9.5. Books and Records. The Lender's authorized representatives shall have the right during normal business hours to inspect any of the properties of any member of the REIT Group to examine the books and financial and other records of any such Person, to make copies, notes and abstracts therefrom, to make an independent examination or audit of its books and records for the purpose of verifying the accuracy of the reports delivered by the Borrower and the REIT pursuant to Section 8.9. hereof, this
Section 8.10. or otherwise and ascertaining compliance with this Agreement and the other Loan Documents and to discuss the foregoing of each of the foregoing parties with, and to be advised as to the same by, their respective officers and other representatives at such times and intervals as the Lender may designate.

 8.10. Further Assurances. Upon the Lender's request from time to time, the Borrower and the REIT will make, execute, acknowledge and deliver, and file and record, if applicable, all such instruments and take all such action as the Lender or counsel for the Lender may reasonably deem necessary or advisable to carry out the intent and purposes of this Agreement or any other document, instrument or agreement contained or referred to herein.

     9. Negative Covenants. Until the Secured Debt shall have been paid in full or the Letter of Credit has expired unutilized and so long as the Lender shall be obligated under the Agreement, and without limiting the generality of any provisions of any other Loan Documents, each of the Borrower and the REIT hereby covenants and agrees with the Lender as follows:

     9.1. Mergers and Consolidation. No member of the REIT Group will become a party to any merger or consolidation without the prior written consent of the Lender.

     9.2. Amendments to Agreements. None of the parties to any of the documents, instruments and agreements referred to in
Section 2.1.3. shall amend, modify or terminate any of such documents, instruments and agreements without in each case the prior written consent of the Lender.

     10.  INTENTIONALLY OMITTED.

     11.  Rights and Remedies of the Lender.

  11.1. Events of Default. The occurrence of any one or more of the following events (each an Event of Default ) shall constitute a default under and breach of this Agreement:

  11.1.1. The Borrower shall fail to make any payment in respect of amounts owed pursuant to or in connection with the SBLC, including fees; or

  11.1.2. The Borrower and/or the REIT, as the case may be, shall fail to perform or observe or cause to be performed or observed any of the provisions of Sections 8.5., 8.8.1., 8.8.2., 8.9.3., 9.1. and 9.4. hereof; or

  11.1.3. An Event of Default shall occur under the SBLC, or any Loan Document other than this Agreement; or

  11.1.4. Any material representation or warranty made herein or in any Loan Document, including without limitation in any report, certificate, financial statement or other instrument furnished in connection with this Agreement, or any Loan
Document, shall be untrue when made; or

  11.1.5. The Borrower assigns this Agreement made or to be made hereunder or any interest therein, without the prior written consent of the Lender; or

  11.1.6. Any failure to pay, observe or perform any obligation, Indebtedness, covenant or agreement, to or with the Lender to be paid, observed or performed on the part of any member of the REIT Group and such failure shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, therein specified and, to the extent a period of grace is not therein specified, for a period of thirty (30) days; or

  11.1.7. The REIT shall fail to maintain its status at any time as a qualified real estate investment trust pursuant to

Section 856 of the Internal Revenue Code;

  11.1.8. The dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower or the REIT, or any sale, transfer or other disposition of assets of the Borrower other than as expressly permitted by the Loan Documents or otherwise with the prior written consent of the Lender; or

  11.1.9. The Borrower or the REIT or any member of the REIT Group shall be involved in financial difficulties as evidenced by: (1) its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or its authorizing, by appropriate action or proceedings of partners, directors or other governing body, the commencement of such a voluntary case; (2) its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition; (3) the entry of an order for relief in any involuntary case commenced under said Title 11; (4) its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief; (5) the entry of an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or (6) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; or

  11.1.10. Failure to observe or perform any other covenant, condition or agreement, on the part of the Borrower or the REIT to be observed or performed pursuant to the terms of this Agreement, and such failure shall continue for a period of thirty
(30) days after notice thereof given by the Lender to the Borrower.

  11.2. Remedies. Upon the occurrence of any Event of Default, the Lender may at any time thereafter, at its option and without notice, exercise any or all of the following rights and remedies:

     (a) The Lender may terminate its obligations hereunder and/or declare the SBLC and the entire Secured Debt due and payable, and the SBLC and Secured Debt shall thereupon become and be immediately due and payable, anything in the Loan Documents to the contrary notwithstanding, and without presentation, protest or further demand or notice of any kind, all of which are expressly hereby waived by the Borrower. Notwithstanding and without limitation of the generality of the foregoing, upon the occurrence of an Event of Default under Section 11.1.9. hereof, the Lender's and the entire Secured Debt automatically shall become and be immediately so due and payable.

     (b) The Lender may exercise any or all of the rights and remedies set forth in the other Loan Documents.

     11.3. Power of Attorney. For the purposes of carrying out the provisions and exercising the rights, powers and privileges granted by or referred to in this Section 11., each of the Borrower and the REIT hereby irrevocably constitutes and appoints the Lender its true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and do and perform any acts which are referred to in this Section 11. in the name and on behalf of the Borrower and/or the REIT. The power vested in such attorney-in-fact is, and shall be deemed to be, coupled with an interest and irrevocable.

     11.4. Remedies Cumulative. Upon the occurrence of any Event of Default, the rights, powers and privileges provided in this Section 11. and all other remedies available to the Lender under this Agreement or under any of the Loan Documents or at law or in equity may be exercised by the Lender at any time and from time to time and shall not constitute a waiver of any of the Lender's other rights or remedies thereunder, whether or not the Secured Debt shall be due and payable, and whether or not the Lender shall have instituted any foreclosure proceedings or other action for the enforcement of its rights under the Loan Documents.

     11.5. Annulment of Defaults. An Event of Default shall not be deemed to be in existence for any purpose of this Agreement or any Loan Document if the Lender shall have waived such Event of Default in writing or stated that the same has been cured to its reasonable satisfaction, but no such waiver shall extend to or affect any subsequent Event of Default or impair any of the rights of the Lender upon the occurrence thereof.

     11.6. Waivers. Each of the Borrower and the REIT hereby waives to the extent not prohibited by applicable law (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof or of any other Loan Documents), protests and notices of dishonor, (b) any requirement of diligence or promptness on the Lender's part in the enforcement of its rights under the provisions of this Agreement or any Loan Document, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law and any defense of any kind which the Borrower or the REIT may now or hereafter have with respect to its liability under this Agreement or under any Loan Document.

     11.7. Course of Dealing, Etc. No course of dealing between the Borrower or the REIT and the Lender shall operate as a waiver of any of the Lender's rights under this Agreement or any Loan Document or with respect to any of the Secured Obligations. No delay or omission on the Lender's part in exercising any right under this Agreement or any Loan Document or with respect to any of the Secured Obligations, shall operate as a waiver of such right or any other right hereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver or consent shall be binding upon the Lender unless it is in writing and signed by the Lender. The making of a Readvance hereunder during the existence of a Default shall not constitute a waiver thereof.

     12. Definitions. For the purposes of this Agreement, the following terms defined elsewhere in this Agreement in the Sections set forth below shall have the respective meanings therein defined:


                  TERM                     DEFINITION

      " Agreement"                       Preamble
      " BNE"                             Section 2.
      " Borrower"                        Preamble
      " Committed Principal"             Section 3.
      " Event of Default"                Section 15.
      " Existing Agreement"              Section 2.1.1.
      " Existing L/C Drawing Agreement"  Section 2.1.3.
      " Existing Loan"                   Section 2.
      " Existing Loan Documents"         Section 2.1.
      " FDIC"                            Section 2.

      " Hancock"                         Section 2.1.2.(b)
      " Lender"                          Preamble
      " Letter of Credit"                Section 2.1.2(b)
      " Loan"                            Section 3.
      " Maturity Date"                   Section 4.2.
      " Maximum Loan Amount"             Section 3.
      " NBNE"                            Section 2.
      " Outstanding Principal"           Section 3.
      " REIT"                            Preamble
      " SBLC"                            Section 2.1.2.
      " Wal-Mart Escrow Account"         Section 4.14.
      " Wal-Mart Escrow Fund"            Section 4.14.

          In addition, for purposes of this Agreement, the following terms shall have the respective meanings set forth below:

      Affiliate means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with any member of the REIT Group. A Person shall be deemed to control another Person (i) if the controlling Person owns or has a right to convert interests into or otherwise acquire 10% or more of any class of voting securities of the controlled Person or (ii) possesses directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock or other equity securities, by contract or otherwise.

      Amendment Closing Date means the date on which this Agreement is executed and delivered and the Amendment Closing occurs, but not later than April 15, 1998.

      Applicable Spread  shall mean with respect to a Prime Rate
Readvance, one quarter of one percent (0.25%) per annum.

      Business Day shall mean a day other than Saturday or Sunday on which banks are open for business in Providence.

      Default shall mean any Event of Default under this Agreement or any other specified Loan Document and any event or condition which, with the giving of notice or the passage of time or both, would constitute such an Event of Default.

      Distribution means with respect to any Person a declaration or making of any distribution of income or capital, issuance of any equity securities, retirement, redemption or other acquisition for value of any or all of its outstanding securities, return of any capital, or contracting to do any of the foregoing.

      Event of Default shall mean each of the events and conditions set forth in Section 11.1 hereof; provided that, as used with reference to any other Loan Document, such term shall mean an event or condition which constitutes a default under or breach of such Loan Document beyond the applicable grace period therein specified, if any.

      GAAP shall mean generally accepted accounting principles as defined by the Financial Accounting Standards Board as from time to time in effect consistently applied.

      Indebtedness of a Person shall include all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities secured by any Lien existing on property owned or acquired by such Person or a Subsidiary thereof, whether or not the liability secured thereby shall have been assumed, all so-called capitalized lease obligations, obligations under Interest Rate Contracts (valued at the termination cost thereof), and all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others.

      Internal Revenue Code  means the Internal Revenue Code of
1986, as amended from time to time, and any successor statute.

      Lien means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, conditional sale or other title retention agreement, lessor's interest under a so-called capitalized lease or analogous instrument, in, of, or on any Person's assets or properties in favor of any Person.

      Loan Documents shall include this Agreement, the SBLC, and each other present or future instrument or agreement evidencing, securing, guarantying or otherwise relating to any or all of the Secured Obligations or which is stated to be a Loan Document as defined in this Agreement, each as from time to time amended or modified, and all statements, reports and certificates delivered to the Lender by or on behalf of the Borrower, any member of the REIT Group or any other Person in connection herewith or therewith, including without limitation each such agreement, instrument, statement, report and certificate referred to in or delivered from time to time pursuant to Section 8.9. or 8.10. hereof.

      Material Adverse Change shall mean a change which shall materially impair the business or assets or the condition, financial or otherwise, of , the Borrower, or the REIT on an individual basis, or of the members of the REIT Group on a consolidated basis.

      Material Adverse Effect shall mean the effect caused by a Material Adverse Change.

      Person means any natural person, corporation, firm, association, joint venture, partnership, trust, organization, enterprise, government or any department, political subdivision or agency thereof.

      Prime Rate shall mean the interest rate announced by the Lender from time to time as its Prime Rate .

      REIT Group shall mean the REIT and the Borrower and their respective Subsidiaries.

      Secured Obligations shall mean (a) the payment and performance of all covenants and agreements contained in this Agreement, the SBLC, and each of the other Loan Documents, and
(b) without limiting the generality of the foregoing, the payment of the Secured Debt, even if the aggregate amount of the Secured Debt outstanding at any one time exceeds the face amount of the SBLC.

      Secured Debt shall include all Indebtedness, liabilities and amounts from time to time evidenced by the SBLC, and, to the extent permitted by law, all other Indebtedness and liabilities, direct or indirect, of the Borrower to the Lender due or to become due hereunder, or under any other Loan Document (including, without limitation, any future advances, disbursements, payments and reimbursements made, and charges, expenses and costs incurred by the Lender pursuant to the provisions of this Agreement, or any such other Loan Document).

      Security shall mean all assets now or from time to time hereafter encumbered or subjected to a lien, security interest or charge (or intended or required so to be) pursuant to any other
Security Document to secure any or all of the Secured
Obligations.

      Security Document shall include each present or future instrument or agreement securing any or all of the Secured
Obligations.

      Subsidiary of the Borrower or other specified Person shall mean any Person (i) of which the specified parent now or hereafter shall at any time own directly or indirectly through a Subsidiary at least 50% of the outstanding capital stock (or other equity interest) entitled to vote generally, or (ii) in which the Borrower or other such specified parent or any Subsidiary thereof shall at any time be a general partner or joint venturer.

      Uniform Commercial Code  shall mean the Uniform Commercial
Code as enacted in Massachusetts and from time to time amended and in effect.


     13.  Expenses; Indemnity.

     13.1. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Borrower will bear, and from time to time upon the Lender's request will pay or reimburse the Lender for:

     (a) all expenses in connection with the preparation, negotiation, execution and delivery of this Agreement and each other Loan Document and the transactions contemplated hereby and thereby and any amendment or modification hereof and thereof and operations hereunder and thereunder, and the granting, taking or releasing of any Security for any of the Secured Obligations, including without limitation reasonable attorney's fees of the Lender's counsel, charges for examining public records and charges of any construction consultant and all other professionals engaged by the Lender;

     (b) all taxes, including recording and filing fees and transfer and similar taxes at any time payable in respect of this Agreement or any Loan Document or the granting, taking, perfecting or releasing of any Security;

     (c) all other out-of-pocket expenses incurred by the Lender in respect of the granting, taking, perfecting, protecting or releasing of any Security; and

     (d) all expenses incurred by the Lender or any holder of any Secured Obligations in connection with the enforcement of any rights hereunder or under any other Loan Document or with respect to any Security, including costs of collection and reasonable attorneys' fees.

     13.2. Indemnity. The Borrower shall indemnify the Lender against and hold the Lender harmless from all claims, damages, loss and liability incurred or sustained by the Lender or asserted against the Lender, directly or indirectly, in connection with any of the following:

     (a) any breach of any representation or warranty contained in any of the Loan Documents;

     (b) any failure to pay, observe or perform any of the Borrower's obligations under any of the Loan Documents; or

     (c) the existence of or the exercise of any of the Lender's rights with respect to any Security;

and any and all actions, suits, proceedings, assessments, judgments, costs and expenses, including reasonable attorney's fees, incident to any of the foregoing.

     13.3.     Survival.  The covenants contained in this
Section 13. shall survive the termination of this Agreement for any reason.

     1. Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be effective when mailed, postage prepaid, by registered or certified mail (return receipt requested), or when delivered to Federal Express or other overnight courier, delivery charges prepaid:

If to the Borrower
or the REIT:   600 Third Avenue
                         Kingston, Pennsylvania 18704
                         Attn:  Marvin L. Slomowitz
                                and
                                Joshua Kane
with a simultaneous
copy to:       Wachtel & Masyr
                         110 East 59th Street
                         New York, NY  10022
                         Attn:  Marvin J. Levine, Esquire

with a simultaneous copy, in the case of a notice of Default given by the Lender pursuant to Section 11.10. hereof based on a Default arising out of an act or omission of , to the trustees of the REIT set forth and at the addresses set forth on Schedule 2 hereto

               If to the Lender:   Fleet National Bank
                    Mail Stop: MA/BO/F11C
                    75 State Street
                         Boston, Massachusetts  02109-1810
                    Thomas T. Hanold, Vice President,
                    Commercial Real Estate

               with a simultaneous
               copy to:  Peabody & Brown
                    101 Federal Street
                    Boston, MA  02110-1832
                    Attn: Thomas Howard Brown, Esquire

or to such other address as any party may from time to time specify by like notice.

     15. Survival of Representations, Warranties and Covenants. All covenants, agreements, representations and warranties made by or on behalf of the Borrower or the REIT herein or in any other Loan Document and in certificates delivered pursuant hereto or thereto shall be deemed to have been material and relied on by the Lender, notwithstanding any investigation made by the Lender or on its behalf, and shall survive the execution and delivery to the Lender hereof and thereof.

     16. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE COMMONWEALTH OF MASSACHUSETTS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANK.

     17. CONSENT TO JURISDICTION. EACH OF THE BORROWER AND THE REIT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR MASSACHUSETTS STATE COURT SITTING IN BOSTON, MA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT AND EACH OF THE BORROWER AND THE REIT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER OR THE REIT IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER OR THE REIT AGAINST THE LENDER OR ANY AFFILIATE OF THE LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN

DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN BOSTON
MASSACHUSETTS.

     18. WAIVER OF JURY TRIAL. THE BORROWER, THE REIT AND THE LENDER, BETWEEN AND AMONG THEMSELVES ONLY (AND NOT AS RESPECTS ANY OTHER PERSON TO ANY JUDICIAL PROCEEDING) HEREBY WAIVE TO THE EXTENT PERMITTED BY LAW TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     19. Restatement. This Agreement shall be effective as of the Amendment Closing and, upon and from and after the Amendment Closing, this Agreement shall amend, restate and supersede the Existing Agreement. Nothing contained herein or in any of the other Loan Documents shall obligate the Lender to enter into any other or further extensions of or amendments to the Loan and the Loan Documents.

     20. Further Assurances. The Borrower, the REIT and the Lender, upon request from time to time by any other of them, will make, execute, acknowledge and deliver, and file and record, if applicable, all such instruments and take all such action as the requesting party or its counsel may reasonably deem necessary or advisable to carry out the amendment and restatement of the Existing Agreement and the transactions contemplated hereby.

     21. Entire Agreement. This Agreement and the documents referred to herein represent the entire understanding and agreement between the parties with respect to the subject matter hereof and supersede all other negotiations, understandings, and representations made by and between such parties. No course of dealing, course of performance, trade usage or parole evidence of any nature shall be used to supplement or modify any terms of this Agreement.

     22. Amendments. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

     23. Arm's-Length Transaction. The Borrower and the REIT recognize, stipulate and agree that the Lender's actions and relationships with the parties hereto, including, but not limited to, those relationships created or referenced by or in the Loan

Documents, or in this Agreement, have been and constitute arm's-length commercial transactions, and that such actions and relationships shall at all times in the future continue to constitute arm's-length commercial transactions and that the Lender or the Lender's attorneys shall not any time act, be obligated to act, or otherwise be construed or interpreted as acting as or being the agent, attorney, partner, employee or fiduciary of any such parties.

     24. Negotiations. The Borrower and the REIT stipulate and agree that each of the Loan Documents and this Agreement are products of and result from lengthy arm's-length negotiations between the parties and that neither the Lender nor any other party has exerted or attempted to induce, through threats or otherwise, the execution or delivery of this Agreement or any of the Loan Documents. Without in any way limiting the foregoing, the Borrower and the REIT stipulate and agree that at all times during the course of the negotiations surrounding the execution and delivery of the Loan Documents and this Agreement, it has, to the extent deemed necessary or advisable in his or its sole discretion, been advised and assisted by competent counsel of his or its choosing, that counsel has been present and actively participated in the negotiations surrounding the Loan Documents and this Agreement and that each has been fully advised by counsel of his or its choosing of the effect of each term, condition, provision and stipulation contained therein.

     25. Time is of the Essence. Time is of the essence of this Agreement and the Loan Documents and all obligations and duties hereunder and thereunder.

     26. Agreements Relating to Consideration. The Borrower and the REIT hereby acknowledge and agree that the covenants and agreements of the Lender under this Agreement constitute full and fair consideration for the obligations, covenants and agreements of the Borrower and the REIT under this Agreement and that, by virtue of such consideration, each of the parties hereto has received reasonably equivalent value in exchange for his or its covenants and agreements hereunder.

     27. Assignment. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Borrower shall not assign or attempt to assign, directly or indirectly, any of its rights under this Agreement or under any other Loan Document without the prior written consent of the Lender in each instance. The Lender shall have the right from time to time to assign all or any portion of its interest in the Loan and the

Loan Documents and grant participations therein. If the Lender so assigns all of its interest in the Loan and the Loan Documents from and after such assignment the Borrower shall look solely to the assignee for satisfaction of all obligations and duties of the Lender under the Loan Documents and the Lender so assigning the Loan and the Loan Documents shall not have any liability, obligations or duties under the Loan Documents with respect to periods from and after such assignment.

     28. Miscellaneous. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof, and any such invalid or unenforceable provision shall, to the extent practicable, be deemed modified to the extent necessary to make it valid and enforceable. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement is a Loan Document, may be executed in any number of counterparts which together shall constitute one instrument, and shall bind and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, including as such successors and assigns, in the case of the Lender, all holders of any Secured Obligation. The Borrower, the REIT and the Lender agree that nothing contained in this Agreement or any other Loan Document is intended or shall be construed to establish the Borrower, the REIT, any other member of the REIT Group and the Lender, or any of them, as joint venturers or partners. The Loan Documents are intended solely for the benefit of the Borrower, , the REIT and the Lender, and no third party shall have the rights or interest in any provision of the Loan Documents, or as a result of any action or inaction of the Lender in connection therewith. The term Borrower , together with any pronoun referring thereto, shall include the singular, plural, masculine, feminine and neuter, as the context may require; and if more than one Person constitutes the Borrower, the obligations of such Persons shall be joint and several.

     IN WITNESS WHEREOF, the Lender, the Borrower and the REIT have each duly executed, or caused to be duly executed, this Agreement as a sealed instrument, in the name and behalf of each of them (acting by their respective proper officers or appropriate legal representatives, as the case may be, hereunto duly authorized), as of the day and year first above written.

                    FLEET NATIONAL BANK


                    By:   /s/ Thomas T. Hanold
                    Name:     Thomas T. Hanold
                    Title:    Vice President


                    MARK CENTERS LIMITED PARTNERSHIP

                    By:  Mark Centers Trust,
                         its general partner


                    By:   /s/ Joshua Kane
                    Name:     Joshua Kane
                    Title:    Senior Vice President and
                              Chief Financial Officer


                    MARK CENTERS TRUST


                    By:   /s/ Joshua Kane
                    Name:     Joshua Kane
                    Title:    Senior Vice President and
                              Chief Financial Officer